Exhibit 4.1

Canada

Letters Patent of Incorporation

Insurance Companies Act

The Secretary of State (International Financial Institutions), on behalf of the Minister of Finance and pursuant to section 22 of the Insurance Companies Act:

incorporates a company under the name Manulife Financial Corporation;

declares that the head office of the company shall be in the City of Toronto, in the Province of Ontario;

declares that the company is to come into existence on the day on which these letters patent are dated.

Dated April 26, 1999
Secretary of State
(International Financial Institutions)

(French language translation omitted)

Office of the Superintendent of Financial Institutions

Order to Commence and Carry on Business

Insurance Companies Act

This Order is made approving the commencement and carrying on of business by Manulife Financial Corporation.

The company is authorized to insure risks falling within the following class of insurance:

life insurance

This order is effective on September 23, 1999

/s/ John R. Thompson John R. Thompson Deputy Superintendent/ Regulation/

(French language translation omitted)